                                                                    Exhibit 99.1


[SIRIUS SATELLITE RADIO LOGO]                                  Over 120 Channels


                 SIRIUS SATELLITE RADIO ANNOUNCES SECOND QUARTER
                      2004 FINANCIAL AND OPERATING RESULTS


            o  Subscriber Base Increased 37% to 480,341

            o  Record Quarter For Net Additions

            o  Revenue Improved 42% Over First Quarter 2004

            o  Company Reaffirms Forecast of One Million Subscribers by Year End



NEW YORK - July 21, 2004 - SIRIUS (NASDAQ: SIRI), the premium satellite radio provider known for delivering the very best in commercial-free music and premier sports programming to cars and homes across the country, today announced second quarter 2004 financial and operating results.

As of June 30, 2004, SIRIUS had 480,341 subscribers. This reflects record-setting net additions of 128,678 subscribers during the quarter, which exceeds SIRIUS' previous record in the fourth quarter of 2003, and represents a 37% increase in subscribers over the first quarter of this year, as well as a 347% increase over the net subscriber additions of 37,127 reported on June 30, 2003. The company exceeded 500,000 subscribers on July 13, and expects to have one million subscribers by the end of this year.

During the second quarter of 2004, SIRIUS continued to experience significant gains in the retail channel, fueled by increased product availability and growing consumer awareness. During the quarter, SIRIUS added 81,185 subscribers from the retail channel, 315% more than were activated in the second quarter of 2003. SIRIUS products, including in-dash receivers for vehicles and boats, receivers for the home market, transportable "Plug-&-Play" receivers for cars, trucks, RVs, boats and homes, as well as portable boomboxes, are currently available nationwide.

"The second quarter was a strong one for SIRIUS, and is indicative of the excitement that we continue to generate for our premium programming," said Joseph P. Clayton, CEO of SIRIUS. "It's becoming clearer everyday that consumers are responding favorably to the quality, breadth and diversity of our content. With the start of our NFL play-by-play game coverage this coming football season, combined with the recent launch of Elvis Radio, yesterday's premiere of Tony Hawk's Demolition Radio, the upcoming launch of the Maxim Radio channel and our newly announced channel to be developed with Eminem, we are confident that we will continue to dazzle our listeners."

During the second quarter of 2004, SIRIUS added 47,652 subscribers through its automotive, boating and trucking relationships, which is more than double the figure reported in the first quarter.





Conference Call Information:

SIRIUS will hold a conference call today at 10am ET to discuss operating and financial results with Wall Street analysts. The public, members of the investment community and the press will have live access to the conference call via the company's website www.sirius.com and on the Sirius service by tuning to SIRIUS Channel 131. A replay of the call will also be available on our website for 10 days.

SECOND QUARTER 2004 VERSUS SECOND QUARTER 2003

For the second quarter of 2004, SIRIUS recognized total revenue of $13.2 million, compared to $2.1 million for the second quarter of 2003. SIRIUS reported a loss from operations of $(133.0) million for the second quarter of 2004, compared to a loss from operations of $(109.8) million for the second quarter of 2003. Adjusted loss from operations for the quarter was $(97.3) million compared to adjusted loss from operations of $(86.5) million for the second quarter of 2003 (refer to reconciliation table of loss from operations to adjusted loss from operations).

SIRIUS reported a net loss applicable to common stockholders of $(136.8) million, or $(0.11) per share, for the second quarter of 2004, compared with a net loss applicable to common stockholders of $(111.8) million, or $(0.12) per share, for the second quarter of 2003.

For the second quarter of 2004, average monthly revenue per subscriber, or ARPU, was $10.54. Excluding the effects of mail-in rebate programs, ARPU for the second quarter of 2004 was $10.90.

SIRIUS maintains a strong cash position, ending the second quarter with $640 million in cash, cash equivalents, and marketable securities. Cash flow from operating activities for the quarter was $(64.8) million compared to cash flow from operating activities of $(64.6) million for the second quarter of 2003.

(Selected financial information follows).

SIRIUS defines adjusted loss from operations as loss from operations before depreciation expense, non-cash stock compensation expense, and expense for equity securities granted to third parties. Adjusted loss from operations is not a measure of financial performance under accounting principles generally accepted in the United States. SIRIUS believes adjusted loss from operations is useful to investors because it represents operating expenses of the company excluding the effects of non-cash items. Because adjusted loss from operations is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, adjusted loss from operations as presented may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States.

SIRIUS defines average monthly revenue per subscriber, or ARPU, as the total earned subscription revenue and activation revenue during the period, over the daily weighted average number of subscribers for the period. ARPU is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States.

SIRIUS defines subscriber acquisition costs, or SAC, as costs of incentives for the purchase, installation, and activation of SIRIUS radios, as well as subsidies paid to radio and chipset manufacturers, automakers and retailers and the negative margin on equipment sales. SAC is not a measure of financial performance under accounting principles generally accepted in the United States.

Sirius Satellite Radio Inc.
Financial Highlights
(In thousands, except per
share data)
(Unaudited)


                                             For the Three Months Ended          For the Six Months Ended
                                                      June 30,                          June 30,
                                             --------------------------          ------------------------
                                                2004             2003              2004               2003
                                                ----             ----              ----              ----

Statement of Operations:
Subscriber revenue, including effects of
   mail-in rebates                             $  12,950        $   2,029        $  22,152        $   3,583
Advertising revenue, net of agency fees              130               27              150               44
Equipment revenue                                    140               --              190               --
Other revenue                                         10               17               29               37
                                               ---------        ---------        ---------        ---------
     Total revenue                                13,230            2,073           22,521            3,664
                                               ---------        ---------        ---------        ---------
Operating expenses:
   Cost of services:
     Satellite and transmission                    8,183            7,688           16,595           15,555
     Programming and content                      11,185            7,639           20,363           14,213
     Customer service and billing                  4,529           16,320            8,389           18,522
     Cost of equipment                               405             --                469             --
   Sales and marketing                            41,358           28,680           76,311           60,166
   Subscriber acquisition costs                   34,711            9,273           61,692           21,137
   General and administrative                     11,420           12,464           19,289           21,558
   Research and development                        6,045            6,467           11,774           13,440
   Depreciation expense                           23,583           23,463           47,271           47,563
   Non-cash stock compensation
    expense (benefit)                              4,796             (123)          12,861              436
                                               ---------        ---------        ---------        ---------
     Total operating expenses                    146,215          111,871          275,014          212,590
                                               ---------        ---------        ---------        ---------

Loss from operations                            (132,985)        (109,798)        (252,493)        (208,926)

Other income (expense):
   Debt restructuring                                 --               --               --          256,538
   Interest and investment income                  1,946            1,327            3,615            2,670
   Interest expense                               (5,269)          (3,365)         (28,968)         (22,030)
   Other income                                       71               --               71               --
                                               ---------        ---------        ---------        ---------
Total other income (expense)                      (3,252)          (2,038)         (25,282)         237,178

(Loss) income before income taxes               (136,237)        (111,836)        (277,775)          28,252
   Income tax expense                               (560)              --           (3,081)             --
                                               ---------        ---------        ---------        ---------

Net (loss) income                               (136,797)        (111,836)        (280,856)          28,252

Preferred stock dividends                             --               --               --           (8,574)
Preferred stock deemed dividends                      --               --               --          (79,634)
                                               ---------        ---------        ---------        ---------

Net loss applicable to common
     stockholders                              $(136,797)       $(111,836)       $(280,856)       $ (59,956)
                                               =========        =========        =========        =========
Net loss per share applicable to
     common stockholders (basic and
     diluted)                                  $   (0.11)       $   (0.12)       $   (0.23)       $   (0.09)
                                               =========        =========        =========        =========
Weighted average common shares
      outstanding (basic and diluted)          1,235,920          931,720        1,226,764          631,421
                                               =========        =========        =========        =========


Sirius Satellite Radio Inc.
Financial Highlights
(In thousands)
(Unaudited)


                                                                      As of June 30,        As of Dec 31, 2003
                                                                           2004
                                                                    -------------------     -------------------
Selected Balance Sheet Data:
Cash, cash equivalents and marketable
     securities                                                           $    639,599            $    549,883
Restricted investments                                                          92,115                   8,747
Working capital                                                                545,912                 497,661
Total assets                                                                 1,800,871               1,617,317
Long-term debt                                                                 426,037                 194,803
Total liabilities                                                              573,525                 292,123
Accumulated deficit                                                        (1,434,550)             (1,153,694)
Stockholders' equity                                                         1,227,346               1,325,194



The following table reconciles GAAP loss from operations to adjusted loss from operations:


                                                         For the Three Months Ended                For the Six Months Ended
                                                                   June 30,                                 June 30,
                                                     ------------------------------------     ------------------------------------
                                                           2004                2003                2004                2003
                                                     -----------------    ---------------     ----------------    ----------------
GAAP loss from operations, as reported                     $(132,985)         $(109,798)           $(252,493)          $(208,926)
   Depreciation expense                                        23,583             23,463               47,271              47,563
   Non-cash stock compensation expense
      (benefit)                                                 4,796              (123)               12,861                 436
   Expense for equity securities granted to
      third parties included in:
      Programming and content                                     780                 --                1,268                  --
      Sales and marketing                                       6,291                  5               15,563                   6
      General and administrative                                   88                 --                   88                  --
      Research and development                                    128                 --                  128                  --

                                                     -----------------    ---------------     ----------------    ----------------
Adjusted loss from operations                               $(97,319)          $(86,453)           $(175,314)          $(160,921)
                                                     =================    ===============     ================    ================


Sirius Satellite Radio Inc.
Financial Highlights
(In thousands)
(Unaudited)


                                                            For the Six Months Ended
                                                                    June 30,
                                                           ------------------------------
                                                               2004            2003
                                                           ------------    ---------------

Statements of Cash Flows:
Cash flows from operating activities:
     Net (loss) income                                      $(280,856)     $  28,252
     Adjustments to reconcile net (loss) income
          to net cash used in operating
          activities:
       Depreciation expense                                    47,271         47,563
       Non-cash interest expense                               20,595          2,188
       Non-cash stock compensation expense                     12,861            436
       Loss on disposal of assets                                  19         14,465
       Non-cash gain associated with debt
           restructuring                                           --       (261,275)
       Costs associated with debt restructuring                    --          4,737
       Expense for equity securities granted to third
           parties                                             17,047              6
    Increase (decrease) in cash and cash
         equivalents resulting from changes in
         assets and liabilities:
       Marketable securities                                      (92)        (1,185)
       Prepaid expenses and other assets                       (4,978)         6,216
       Accounts payable and accrued expenses                   29,474          7,325
       Accrued interest                                         2,876         13,007
       Deferred revenue                                        17,968          2,509
       Other long-term liabilities                              1,106             --
                                                            ---------      ---------
              Net cash used in operating activities          (136,709)      (135,756)
                                                            ---------      ---------

Cash flows from investing activities:
     Additions to property and equipment                      (10,340)       (10,179)
     Sale of property and equipment                                28             --
     Purchases of restricted investments                      (85,000)            --
     Maturities of available-for-sale securities               25,000        150,000
                                                            ---------      ---------
              Net cash (used in) provided by investing
                 activities                                   (70,312)       139,821
                                                            ---------      ---------

Cash flows from financing activities:
     Proceeds from issuance of common stock, net                   --        342,659
     Proceeds from issuance of long-term debt, net            293,600        194,224
     Proceeds from exercise of options                          6,682             --
     Proceeds from exercise of warrants                        19,850             --
     Costs associated with debt restructuring                      --         (4,737)
     Other                                                        (67)           (51)
                                                            ---------      ---------
              Net cash provided by financing activities       320,065        532,095
                                                            ---------      ---------

Net increase in cash and cash equivalents                     113,044        536,160
Cash and cash equivalents at the beginning
         of the period                                        520,979         18,375
                                                            ---------      ---------
Cash and cash equivalents at the end
         of the period                                      $ 634,023      $ 554,535
                                                            =========      =========


Sirius Satellite Radio Inc.
Quarterly Data
(Unaudited)


                                Q2 2004     Q1 2004     Q4 2003     Q3 2003      Q2 2003      Q1 2003
                                -------     -------     -------     -------      -------      -------
Subscribers:
Beginning subscribers           351,663     261,061     149,612     105,186      68,059      29,947
Net additions                   128,678      90,602     111,449      44,426      37,127      38,112
                                -------     -------     -------     -------     -------     -------
Ending subscribers              480,341     351,663     261,061     149,612     105,186      68,059
    Retail                      344,349     263,164     197,650     110,821      77,713      51,969
    OEM and Special Markets     111,145      63,493      39,400      15,358       7,630       4,252
    Hertz                        24,847      25,006      24,011      23,433      19,843      11,838




                                                     Q2 2004      Q1 2004     Q4 2003        Q3 2003
                                                  ------------ ------------ ------------ ------------
Monthly ARPU:
Average monthly revenue per subscriber                 $11.19       $11.68       $11.99       $12.09
    Effect of Hertz subscribers                         (0.29)       (0.62)       (1.19)       (1.78)
                                                       ------       ------       ------       ------
    ARPU before effects of mail-in rebates             $10.90       $11.06       $10.80       $10.31

    Effect of mail-in rebates                           (0.36)       (1.14)       (2.21)        0.89
                                                       ------       ------       ------       ------
    Reported ARPU                                      $10.54        $9.92        $8.59       $11.20

    Average monthly revenue per Hertz
    subscriber                                          $6.50        $5.17        $2.65        $2.12

SAC:
    Total SAC per gross add                              $234         $248         $222         $522

-----------------------------------------------------------------------------------------------------


About SIRIUS

SIRIUS, now available to over 10 million DISH Network satellite TV and SIRIUS Satellite Radio subscribers, provides listeners with over 120 channels of the best commercial-free music, sports, information and entertainment, with digital quality sound coast-to-coast, broadcast daily from New York City, Los Angeles, Nashville, New Orleans, Houston and Daytona. SIRIUS offers 65 channels of 100% commercial-free music, featuring multiple categories of pop, rock, country, hip-hop, R&B, dance, jazz, classical and Latin music, along with more than 50 channels of world-class sports, news, talk entertainment, traffic and weather for a monthly subscription fee of only $12.95, with greater savings for upfront payments of multiple months or a year or more. SIRIUS also broadcasts live play-by-play games of the NHL and the NFL, and is the official satellite radio partner of the NFL.

SIRIUS Satellite Radio products for the car, truck, home, RV and boat are manufactured by Alpine, Audiovox, Blaupunkt, Clarion, Eclipse, Jensen, JVC, Kenwood, Panasonic and U.S. Electronics, and can be purchased at major retailers including Advance Auto Parts, Best Buy, Car Toys, Circuit City, Crutchfield, Good Guys, Wal-Mart, Sears, Tweeter and Ultimate Electronics, along with RadioShack and DISH Network outlets.

SIRIUS' exclusive automotive partners DaimlerChrysler, Ford and BMW represent over 40% of new cars and light trucks sold annually in the United States. Automotive brands currently offering SIRIUS radios in select new car models include BMW, MINI, Chrysler, Dodge, Jeep(R), Nissan, Infiniti, Mazda, Audi, Ford, Lincoln-Mercury, Mercedes-Benz, Porsche and Volkswagen. Automotive brands that have announced plans to offer SIRIUS radios in select models include Jaguar, Volvo, Land Rover and Aston Martin. In 2004, SIRIUS radios are expected to be available in over 80 different car models, with more than 50 of them factory programs. Also, Hertz currently offers SIRIUS in 29 vehicle models at 53 major locations around the country. In addition, the Penske companies - Penske Auto Group, United Auto Group and Penske Trucking - are offering SIRIUS radios as a factory installed option, where available, in their cars and trucks through their dealerships.

Genmar Holdings, the world's largest manufacturer of recreational boats, Formula Boats and Winnebago, the leading supplier of recreational vehicles and motor homes, also offer SIRIUS.

Click on www.sirius.com to listen to SIRIUS live, or to find a SIRIUS retailer or car dealer in your area.

Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance with respect to SIRIUS Satellite Radio Inc. are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. Among the key factors that have a direct bearing on our results of operations are: our dependence upon third parties to manufacture, distribute, market and sell SIRIUS radios and components for those radios; the unproven market for our service; our competitive position and any events which affect the useful life of our satellites.

Media Contacts:

Ron Rodriques
SIRIUS
Public Relations
212.584.5192
rrodrigues@siriusradio.com

Thomas Meyer
PR21 for SIRIUS
Media Relations
310.566.2285
Thomas.Meyer@pr21.com

Jaymie VanValkenburgh
SIRIUS
Investor Relations
212.584.5158
jvalkenburgh@siriusradio.com






                                      ###